Exhibit 25

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

240 Greenwich Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

General Dynamics Corporation

(Exact name of obligor as specified in its charter)

Delaware	13-1673581
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

11011 Sunset Hills Road Reston, Virginia	20190
(Address of principal executive offices)	(Zip code)

American Overseas Marine Company, LLC

(Exact name of registrant as specified in its charter)

Delaware	43-1273477
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

150 Newport Avenue Extension Quincy, Massachusetts	02171
(Address of principal executive offices)	(Zip code)

Bath Iron Works Corporation

(Exact name of registrant as specified in its charter)

Maine	39-1343528
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

700 Washington Street Bath, Maine	04530
(Address of principal executive offices)	(Zip code)

Electric Boat Corporation

(Exact name of registrant as specified in its charter)

Delaware	51-0369496
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

75 Eastern Point Road Groton, Connecticut	06340-4989
(Address of principal executive offices)	(Zip code)

General Dynamics Government Systems Corporation

(Exact name of registrant as specified in its charter)

Delaware	16-1190245
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

11011 Sunset Hills Road Reston, Virginia	20190
(Address of principal executive offices)	(Zip code)

General Dynamics Land Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	54-0582680
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

38500 Mound Road Sterling Heights, Michigan	48310-3200
(Address of principal executive offices)	(Zip code)

General Dynamics Ordnance and Tactical Systems, Inc.

(Exact name of registrant as specified in its charter)

Virginia	06-1458069
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

100 Carillon Parkway St. Petersburg, Florida	33716
(Address of principal executive offices)	(Zip code)

General Dynamics-OTS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	54-1828437
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

100 Carillon Parkway St. Petersburg, Florida	33716
(Address of principal executive offices)	(Zip code)

Gulfstream Aerospace Corporation

(Exact name of registrant as specified in its charter)

Delaware	13-3554834
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

500 Gulfstream Road Savannah, Georgia	31408
(Address of principal executive offices)	(Zip code)

National Steel and Shipbuilding Company

(Exact name of registrant as specified in its charter)

Nevada	95-2076637
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

P.O. Box 85278 San Diego, California	92186-5278
(Address of principal executive offices)	(Zip code)

Debt Securities

and Guarantees of Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of the Department of Financial Services of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	550 17th Street, NW Washington, D.C. 20429

The Clearing House Association L.L.C.	100 Broad Street New York, N.Y. 10004

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”).

1.

A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-261533).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-229519).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 29th day of July, 2026.

THE BANK OF NEW YORK MELLON

By:	/s/ Peggy Guel
Name: Peggy Guel
Title: As Agent

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2026, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	5,151,000
Interest-bearing balances	179,331,000
Securities:
Held-to-maturity securities	48,830,000
Available-for-sale debt securities	106,552,000
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	24,813,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	60,448,000
LESS: Allowance for credit losses on loans and leases	211,000
Loans and leases held for investment, net of allowance	60,237,000
Trading assets	8,224,000
Premises and fixed assets (including right-of-use assets)	3,478,000
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	2,481,000
Direct and indirect investments in real estate ventures	0
Intangible assets	7,343,000
Other assets	20,909,000

Total assets	467,349,000

LIABILITIES
Deposits:
In domestic offices	302,628,000
Noninterest-bearing	124,486,000
Interest-bearing	178,142,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	117,096,000
Noninterest-bearing	10,404,000
Interest-bearing	106,692,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	2,787,000
Trading liabilities	2,480,000
Other borrowed money: (includes mortgage indebtedness)	3,682,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	9,576,000

Total liabilities	438,249,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	13,112,000
Retained earnings	16,871,000
Accumulated other comprehensive income	-2,018,000
Other equity capital components	0
Total bank equity capital	29,100,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	29,100,000

Total liabilities and equity capital	467,349,000

I, Dermot McDonogh, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

 Dermot McDonogh

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Robin A. Vince Jeffrey A. Goldstein Joseph J. Echevarria	Directors